UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 22, 2015, QLogic Corporation (the “Company”) approved a restructuring plan designed to further align the Company’s future operating expenses with its current revenue expectations.  The restructuring plan includes a workforce reduction and the consolidation and elimination of certain engineering activities.  The Company anticipates that the restructuring activities will be substantially completed during the Company’s fiscal 2016.

In connection with the restructuring plan, the Company expects to incur between $5 million and $6 million of pre-tax charges, including $3 million to $4 million of cash charges. The expected charges associated with the restructuring plan consist of approximately $2 million of employee termination benefits and $3 million to $4 million of other costs, including costs related to a facility under a non-cancelable lease that the Company intends to cease using as part of the restructuring plan. The Company expects that the charges associated with the restructuring plan will be recorded in the Company’s fiscal 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

September 25, 2015	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer